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EXHIBIT XI

Computation of Earnings Per Share

                WILLIS LEASE FINANCE CORPORATION AND SUBSIDIARIES
                        Computation of Earnings Per Share
                            Years Ended December 31,

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                                                                              1998            1997              1996
                                                                         ---------------  --------------   ---------------
                                                                              (in thousands, except per share data)
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INCOME BEFORE EXTRAORDINARY ITEM
Basic Earnings:
           Income to common shares before extraordinary item                     $9,451          $5,330            $2,804

     Shares:
          Weighted average number of common shares outstanding                    7,266           5,497             3,756
                                                                         ---------------  --------------   ---------------

Basic earnings per common share before extraordinary item                         $1.30           $0.97             $0.75

Assuming Full Dilution
     Earnings:
           Income to common shares before extraordinary item                     $9,451          $5,330            $2,804

     Shares:
          Weighted average number of common shares
          outstanding and common stock equivalents                                7,461           5,673             3,788
                                                                         ---------------  --------------   ---------------

Earnings per common share assuming full dilution before extraordinary
 item                                                                             $1.27           $0.94             $0.74


NET INCOME
Basic Earnings:

          Net income to common shares:                                           $9,251          $7,338            $2,804

     Shares:
          Weighted average number of common shares outstanding                    7,266           5,497             3,756
                                                                         ---------------  --------------   ---------------

Basic earnings per common share                                                   $1.27           $1.33             $0.75

Assuming Full Dilution
     Earnings:
          Net income to common shares                                            $9,251          $7,338            $2,804

     Shares:
          Weighted average number of common shares outstanding
           and common stock equivalents                                           7,461           5,673             3,788
                                                                         ---------------  --------------   ---------------

Earnings per common share assuming full dilution                                  $1.24           $1.29             $0.74
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